UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant
CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
FEMASYS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)
PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

August 7, 2023
To Our Stockholders:
You are cordially invited to attend a Special Meeting of Stockholders, or the Special Meeting, of Femasys Inc. to be held on September 6, 2023 at 10:00 a.m. Eastern Daylight Time at the offices of Femasys Inc. at 3950 Johns Creek Court, Suite 100, Suwanee, Georgia 30024. Please note that if you plan to attend the Special Meeting in person, photographic identification will be required for admission.
The matters expected to be acted upon at the Special Meeting are described in the accompanying notice and proxy statement.
Please use this opportunity to take part in our affairs by voting on the business to come before the Special Meeting. Please review in detail the attached notice and proxy statement, which are first being mailed to our stockholders on or about August 7, 2023. Only stockholders of record at the close of business on July 28, 2023 may vote at the Special Meeting and any postponements or adjournments of the Special Meeting. All stockholders are cordially invited to participate in the Special Meeting and any postponements or adjournments of the Special Meeting. However, to ensure your representation at the Special Meeting, please vote as soon as possible as described in the enclosed materials. Returning the paper proxy card or voting electronically does NOT deprive you of your right to participate in the Special Meeting and to vote your shares for the matters acted upon at the Special Meeting.
Your vote is important. Whether or not you expect to attend and participate in the Special Meeting, please submit your proxy by mail, electronically via the Internet or by telephone by following the instructions in the enclosed materials.
Sincerely,
/s/ Kathy Lee-Sepsick
Kathy Lee-Sepsick
Founder, President and Chief Executive Officer

FEMASYS INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

August 7, 2023
Time and Date:	September 6, 2023 at 10:00 a.m. Eastern Daylight Time.

Place:	The Special Meeting will be held in person at 3950 Johns Creek Court, Suite 100, Suwanee, Georgia 30024.

Items of Business:	1.
To approve an amendment to the Company’s Eleventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect, at the discretion of the board of directors, a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.001 per share, at a ratio in the range of 1-for-2 to 1-for-25, with such ratio to be determined at the discretion of the board of directors at any time prior to April 28, 2024 (the “Reverse Stock Split Proposal”).

2.
To approve the adjournment of the Special Meeting of Stockholders, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Record Date:	Only holders of record of common stock at the close of business on July 28, 2023 are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

Proxy Voting:
With respect to all matters that will come before the Special Meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on July 28, 2023, the record date.

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website https://ir.femasys.com/overview/ or, if you are a registered holder, contact our transfer agent, Broadridge Investor Communication Solutions, Inc., by telephone at (844) 998-0339, or by email at shareholder@broadridge.com. If you wish to contact us by mail:

Regular Mail
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
P.O. Box 1342
Brentwood, NY 11717

Overnight Mail
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
By Order of the Board of Directors,
/s/ Kathy Lee-Sepsick
Kathy Lee-Sepsick
Founder, President and Chief Executive Officer

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Q:	What is the purpose of the meeting?
A:	At the meeting, stockholders will act upon the proposals described in this proxy statement.
Q:	Why am I receiving these proxy materials?
A:
You are receiving these proxy materials, including this Proxy Statement, the Notice of Special Meeting of Stockholders and the proxy card or voting instruction form, in connection with the solicitation of proxies by the board of directors for use at the Special Meeting to be held on September 6, 2023 at 10:00 a.m. Eastern Daylight Time, and all adjournments or postponements thereof. The Special Meeting will be held in person. Please note that if you plan to attend the Special Meeting in person, photographic identification will be required for admission.

Q:	Why is the Company proposing the Reverse Stock Split Proposal?
A:
The Company received a letter (the “Delisting Letter”) dated June 1, 2023 from the Nasdaq Listing Qualifications department (the “Staff”) indicating that the Company is not in compliance with the Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) which requires the Company to maintain a closing bid price of at least $1.00 per share, as the minimum bid price of the company’s common stock has been below $1.00 per share for 30 consecutive business days, commencing on April 19, 2023. In accordance with the Nasdaq Listing Rules, the Company has 180 calendar days, or until November 28, 2023, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-calendar day grace period. In the event the Company does not regain compliance with the Minimum Bid Price Requirement by November 28, 2023, the Company may be eligible for an additional 180-calendar day compliance period if it meets all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice of its intention to cure the bid deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), the Company’s common stock will become subject to delisting.

The board of directors has considered the potential harm to us and our stockholders if Nasdaq delists our common stock from Nasdaq. Delisting could adversely affect the liquidity of our common stock since alternative markets are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.
We expect that the Reverse Stock Split, if implemented, would increase the closing price per share of our common shares above the $1.00 per share minimum price for the required number of days, thereby satisfying the Minimum Bid Price Requirement.
The Company may need to raise equity capital to have the necessary cash resources to fund operations. We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

Q:	What proposals are scheduled to be voted on at the meeting?
A:	Stockholders will be asked to vote on the following two proposals at the meeting:
1.
To approve an amendment to the Company’s Eleventh Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”) to effect, at the discretion of the board of directors, a Reverse Stock Split at a ratio in the range of 1-for-2 to 1-for-25, with such ratio (the “Final Ratio”) to be determined at the discretion of the board of directors at any time prior to April 28, 2024 (the “Reverse Stock Split Proposal”); and

2.
To approve the adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Q:	Could matters other than Proposal One and Proposal Two be decided at the meeting?
A:
Our amended and restated bylaws, as amended from time to time (the “Bylaws”) state that only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Company.

Q:	How does the board of directors recommend I vote on these proposals?
A:	Our board of directors recommends that you vote your shares:
•	“FOR” the Reverse Stock Split Proposal (Proposal One); and
•	“FOR” the Adjournment Proposal (Proposal Two).
Q:	Who may vote at the Special Meeting?
A:
Holders of record of our common stock as of the close of business on July 28, 2023, or the Record Date, are entitled to receive notice of, to attend and participate, and to vote at the Special Meeting. At the close of business on the Record Date, there were 15,073,153 shares of our common stock outstanding and entitled to vote, which excludes treasury shares.

Stockholder of Record: Shares Registered in Your Name
If your shares are registered directly in your name with our transfer agent, Broadridge Investor Communication Solutions, Inc., you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by Femasys.
Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. In most instances, you can do this over the internet, or you may mark, sign, date and mail your voting instruction form using the envelope your broker, bank or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you would like to revoke your proxy, you must follow the broker, bank or other nominee’s instructions on how to do so.
Because you are not the stockholder of record, you are required to obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Special Meeting.

Q:	How do I vote?
A.
You may vote by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card. To use an alternative voting procedure, follow the instructions on the proxy card that you receive. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may:
•	vote by telephone or through the internet-in order to do so, please follow the instructions shown on your proxy card;
•	vote by mail- simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or
•	vote in person-you may attend the Special Meeting and vote your shares in person.
Votes submitted by telephone or through the internet must be received prior to the start of the meeting. Submitting your proxy, whether by telephone, through the internet or by mail, will not affect your right to vote in person should you decide to attend the meeting in person.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee as directed by your nominee. To vote in person at the meeting, you will be required to obtain a legal proxy from your nominee. Follow the instructions from your nominee included with our proxy materials or contact your nominee to request a proxy form.
Your vote is important. Whether or not you plan to participate in the Special Meeting, we urge you to vote by proxy to ensure that your vote is counted.
Q:	How do I vote by internet or telephone?
A.
If you wish to vote by internet or telephone, you may do so by following the voting instructions included on your proxy card. Please have each proxy card you received in hand when you vote over the internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote in person (as detailed above) should you decide to attend the meeting.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.
Q:	What shares can I vote?
A:
Each share of Femasys common stock issued and outstanding as of the close of business on July 28, 2023 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of July 28, 2023, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Q:	How many votes am I entitled to per share?
A:	Each holder of shares of common stock is entitled to one vote for each share of common stock held as of July 28, 2023.
Q:	What is the quorum requirement for the meeting?
A:
The holders of 33.34% of the outstanding shares of our common stock entitled to vote at the Special Meeting as of the Record Date must be present in person or represented by proxy at the Special Meeting in order to hold the Special Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Special Meeting if you are present and vote in person at the Special Meeting or if you have properly submitted a proxy.

Q:	How are abstentions and broker non-votes treated?
All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting for or against a particular matter by a stockholder who is present, virtually, in person or by proxy, at the Special Meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner submits a proxy to vote on at least one “routine” proposal but does not vote on a given proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions regarding such matters, your broker may submit a proxy to vote on “routine” matters but not on “non-routine” matters and such proxy will be deemed a “broker non-vote” with respect to such “non-routine” proposals.
The question of whether your broker or nominee may be permitted to exercise voting discretion with respect to a particular matter depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter and how your broker or nominee exercises any discretion they may have in the voting of the shares that you beneficially own. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the NYSE until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.
For any proposal that is considered a “routine” matter, your broker or nominee may vote your shares in its discretion either for or against the proposal in the absence of your instruction. For a proposal that is considered a “non-routine” matter for which you do not give your broker instructions, the shares will be treated as broker non-votes. “Broker non-votes” occur when a broker or other nominee submits a proxy to vote on at least one “routine” proposal and indicates that it does not have, or is not exercising, voting authority on matters deemed “non-routine.” Broker non-votes will not be counted as having been voted on the applicable proposal. Therefore, if you are a beneficial owner and want to ensure that shares you beneficially own are voted in favor or against any or all of the proposals in this proxy statement, the only way you can do so is to give your broker or nominee specific instructions as to how the shares are to be voted. Under the applicable rules governing such brokers, we believe both Proposal 1 and Proposal 2 are likely to be considered a “routine” item. Abstentions and broker non-votes will not affect the outcome of such proposals. If such proposals are deemed to be “non-routine” as described above, there will be no broker non-votes cast. If there are no broker non-votes and if you do not provide voting instructions to your bank, broker or other nominee, however, your shares will not count towards achieving a quorum.
As such, it is important that you provide voting instructions to your bank, broker or other nominee.
Q:	What is the vote required for each proposal?
A:	The votes required to approve each proposal are as follows:
•	Proposal One: Approval will be obtained if the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes “AGAINST” the proposal.
•	Proposal Two: Approval will be obtained if the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes “AGAINST” the proposal.
Q:	If I submit a proxy, how will it be voted?
A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the Proxy Statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”
Q:	What should I do if I get more than one proxy or voting instruction card?
A:
Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Special Meeting to ensure that all of your shares are voted and counted.

Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Special Meeting.
If you are the stockholder of record, you may change your vote by:
•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
•	providing a written notice of revocation to the Corporate Secretary of Femasys at Femasys Inc., 3950 Johns Creek Court, Suite 100, Suwanee, Georgia 30024, prior to your shares being voted,
•	transmitting a subsequent vote using the internet or by telephone prior to the close of voting; or
•	attending the Special Meeting and voting in person.
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Q:	How can I attend the Special Meeting in person?
A:
Only holders of common stock, their proxy holders and guests we may invite may attend the Special Meeting. If you wish to attend the Special Meeting in person, but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and photographic identification to the Special Meeting. For example, you may bring an account statement showing that you beneficially own shares common stock as of the record date as acceptable proof of ownership. In addition, if you wish to vote in person at the Special Meeting, you must bring a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares. Please be aware that participating in the Special Meeting will not, by itself, revoke a proxy. See, “Can I change my vote or revoke my proxy?” above for more details.

Q:	Can I submit questions prior to the meeting?
A:	No, you can only submit questions during the meeting.
Q:	Is there a list of stockholders entitled to vote at the Special Meeting?
A:
The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for ten (10) days prior to the meeting and during the Special Meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Corporate Secretary at ir@femasys.com to arrange for inspection of the list at our corporate headquarters, 3950 Johns Creek Court, Suite 100, Suwanee, GA 30024.

Q:	Who will tabulate the votes?
A:	A representative of Broadridge Investor Communication Solutions, Inc. will serve as the Inspector of Elections and will tabulate the votes at the Special Meeting.
Q:	Where can I find the voting results of the Special Meeting?
A:
We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission, or the SEC, within four business days after the Special Meeting.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Femasys stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Femasys that you no longer wish to participate in householding.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Femasys Inc., 3950 Johns Creek Court, Suite 100, Suwanee, GA 30024 or (3) contact our Investor Relations department by email at ir@femasys.com or by telephone at (770) 500-3910. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Q:	What if I have questions about my Femasys shares or need to change my mailing address?
A:
You may contact our transfer agent, Broadridge Investor Communication Solutions, Inc., by telephone at (844) 998-0339, by email at shareholder@broadridge.com or by U.S. regular mail at Broadridge Shareholder Services, c/o Broadridge Corporate Issuer Solutions, P.O. Box 1342, Brentwood, NY 11717, if you have questions about your Femasys shares or need to change your mailing address.

Q:	Who is soliciting my proxy and paying for the expense of solicitation?
A:
The proxy for the Special Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.

THE SPECIAL MEETING
Date, Time and Place of the Special Meeting
The Special Meeting will be held in person at 3950 Johns Creek Court, Suite 100, Suwanee, Georgia 30024, on September 6, 2023 at 10:00 a.m. Eastern Daylight Time. Please note that if you plan to attend the Special Meeting in person, photographic identification will be required for admission.
Stockholders of Record
If your shares of common stock are registered directly in your name with the Company’s transfer agent, Broadridge Investor Communication Solutions, Inc., you are considered the stockholder of record with respect to those shares, and the Notice of Special Meeting of Stockholders is being sent directly to you. If you hold restricted stock under the Company’s 2021 Equity Incentive Plan (the “2021 Equity Plan”) or the 2021 Employee Stock Purchase Plan (the “2021 Stock Plan”, and together with the 2021 Equity Plan, the “Plans”), you are also considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote by proxy through any of the below methods:
•	vote by telephone or through the internet-in order to do so, please follow the instructions shown on your proxy card;
•	vote by mail-simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or
•	vote in person-you may attend the Special Meeting and vote your shares in person.
Votes submitted by telephone or through the internet must be received prior to the start of the meeting. Submitting your proxy, whether by telephone, through the internet or by mail, will not affect your right to vote in person should you decide to attend the meeting in person.
Beneficial Owners of Shares Held in Street Name
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. In most instances, you can do this over the internet, or if you have received or requested a hard copy of the proxy statement and accompanying voting instruction form, you may mark, sign, date and mail your voting instruction form using the envelope your broker, bank or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you would like to revoke your proxy, you must follow the broker, bank or other nominee’s instructions on how to do so.
Because you are not the stockholder of record, you are required to obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Special Meeting.
Record Date and Quorum
Stockholders of record of common stock, at the close of business on July 28, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. At the close of business on July 28, 2023, we had 15,073,153 outstanding shares of common stock, the holders of which are entitled to one vote per share on each matter properly brought before the Special Meeting. There was no other class of voting securities outstanding on such date.
In order for business to be conducted, a quorum must be present at the Special Meeting. The holders of 33.34% of the outstanding shares of our common stock entitled to vote at the Special Meeting as of the Record Date must be present in person or represented by proxy at the Special Meeting, shall constitute a quorum. At the Special Meeting, abstentions and broker “non-votes”, if any, are counted as present and entitled to vote for purposes of determining a quorum.

Required Vote
Approval of the Reverse Stock Split Proposal will be obtained if the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes “AGAINST” the proposal. Approval of the Adjournment Proposal will be obtained if the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes “AGAINST” the proposal. An abstention, which is a properly signed proxy card which is marked “Abstain,” will have no effect on either proposal.
Voting
You may vote online, via telephone or by mail by following the instructions on the proxy card or voting instruction form sent to you. Voting by any of these methods will not affect your right to attend the Special Meeting and vote in person. However, for those who will not be voting at the Special Meeting, your proxy must be received by no later than 11:59 p.m. Eastern Daylight Time on September 5, 2023.
The shares of common stock represented by all valid proxies in the enclosed form will be voted if received in time for the Special Meeting in accordance with the specifications, if any, made on the proxy card. Votes may be cast “FOR,” “AGAINST” or “ABSTAIN” on each proposal. Proxy cards that are executed and returned without any designated voting direction will be voted “FOR” each proposal.
Each share of common stock represented is entitled to one vote on all matters properly brought before the Special Meeting.
Revocability of Proxies
If you are the stockholder of record, you may revoke your proxy by:
•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
•	providing a written notice of revocation to the Corporate Secretary of Femasys at Femasys Inc., 3950 Johns Creek Court, Suite 100, Suwanee, Georgia 30024, prior to your shares being voted,
•	transmitting a subsequent vote using the internet or by telephone prior to the close of voting; or
•	attending the Special Meeting and voting in person.
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Broker Non-Votes
A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner submits a proxy to vote on at least one “routine” proposal but does not vote on a given proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions regarding such matters, your broker may submit a proxy to vote on “routine” matters but not on “non-routine” matters and such proxy will be deemed a “broker non-vote” with respect to such “non-routine” proposals.
The question of whether your broker or nominee may be permitted to exercise voting discretion with respect to a particular matter depends on whether the NYSE deems the particular proposal to be a “routine” matter and how your broker or nominee exercises any discretion they may have in the voting of the shares that you beneficially own. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the NYSE until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.
For any proposal that is considered a “routine” matter, your broker or nominee may vote your shares in its discretion either for or against the proposal in the absence of your instruction. For a proposal that is considered a “non-routine” matter for which you do not give your broker instructions, the shares will be treated as broker non-votes. “Broker non-votes” occur when a broker or other nominee submits a proxy to vote on at least one “routine” proposal and indicates that it does not have, or is not exercising, voting authority on matters deemed “non-routine.” Broker non-votes will not be counted as having been voted on the applicable proposal. Therefore, if you are a beneficial owner and want to ensure that shares you beneficially own are voted in favor or against any or all of the proposals in this proxy statement, the only way you can do so is to give your broker or nominee specific instructions as to how the shares are to be voted. Under the applicable rules governing such brokers, we believe both Proposal 1 and Proposal 2 is likely to be considered a “routine” item. Broker non-votes will not affect the outcome of such proposals. If such proposals are deemed to be “non-routine” as described above, there will be no broker non-votes. If there are no broker non-votes and you do not provide voting instructions to your bank, broker or other nominee, however, your shares will not count towards achieving a quorum.
As such, it is important that you provide voting instructions to your bank, broker or other nominee.
Solicitation of Proxies
The proxy for the Special Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.
No Right of Appraisal
Neither Delaware law, nor our Certificate of Incorporation nor our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Special Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

PROPOSAL 1

THE REVERSE STOCK SPLIT PROPOSAL
The board of directors has unanimously adopted and is submitting for stockholder approval an amendment to our Certificate of Incorporation to effect, at the discretion of the board of directors, a Reverse Stock Split at a ratio in the range of 1-for-2 to 1-for-25, with the Final Ratio to be determined at the discretion of the board of directors at any time prior to April 28, 2024. Depending on the Final Ratio determined by the board of directors, no fewer than every 2 and no more than every 25 shares of common stock, including shares held in our treasury, will be combined into one share of common stock at the Effective Time (as defined below). The purpose of seeking stockholder approval of the Reverse Stock Split within the range set forth above (rather than a fixed ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Stock Split. The board of directors believes it is in the best interests of the Company and our stockholders to grant such approval. If the stockholders approve the Reverse Stock Split Proposal, the board of directors, in its discretion, may elect to effect the Reverse Stock Split Proposal, or the board of directors may determine in its discretion not to proceed with the Reverse Stock Split Proposal. The Reverse Stock Split will only be effected after the board of directors (or a duly authorized committee of the board of directors) authorizes the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware and upon the filing and effectiveness of such Amendment (the “Effective Time”). The form of the proposed Amendment is attached to this proxy statement as Annex A. The board of directors reserves the right to abandon the Reverse Stock Split Proposal without further action by our stockholders at any time before the Effective Time, even if stockholders approve such amendment at the Special Meeting.
Reason for the Reverse Stock Split Proposal
The board of directors recommends that the stockholders approve the Reverse Stock Split Proposal for the following reasons.
The Company may be subject to delisting from the Nasdaq if the Reverse Stock Split Proposal fails to obtain stockholder approval. The Company is currently not in compliance with the Minimum Bid Price Rule. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), the Company’s common stock will become subject to delisting.
The board of directors has considered the potential harm to us and our stockholders if Nasdaq delists our common stock from Nasdaq. Delisting could adversely affect the liquidity of our common stock since alternative markets are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.
We expect that the Reverse Stock Split, if implemented, would increase the closing price per share of our common shares above the $1.00 per share minimum price for the required number of days, thereby satisfying the Minimum Bid Price Requirement.
Improve Perception of Common Stock as an Investment Security. The board of directors believes that the Reverse Stock Split will likely result in a higher per share trading price, which is intended to generate greater investor interest in the Company and improve the marketability of the shares to a broader range of investors. In addition, we expect to realize meaningful savings in stock exchange listing, stockholder meeting costs and other administrative fees as a result of the reduction in outstanding shares of common stock.
Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company. The board of directors believes that the expected increase in the stock price as a result of the Reverse Stock Split would help increase broker interest in our common stock. We believe a higher share price could make our common stock more attractive to a broader range of investors, as we believe that the current market price of our common stock may affect its acceptability to certain professional investors and other members of the investing public. In particular, we believe that an increased share price would enable us to attract additional institutional investors and investment funds who may not consider purchasing our common stock due to our low trading price. For example, certain institutional investors and investment funds may be reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks, and brokerage firms may be reluctant to recommend lower-priced stocks to their clients. Further, the nature of trading commissions, which are often set at a fixed price, tend to have an adverse impact on holders of lower-priced securities because the brokerage commissions on a sale of lower-priced securities generally represent a higher percentage of the sales prices than the commissions on relatively higher-priced securities, which may discourage trading in such lower-priced stocks. Moreover, a reduction in outstanding shares would reduce the actual transaction costs imposed on those investors who pay commissions on trades of our common stock based on the number of shares actually traded. The combination of lower transaction costs and increased interest from institutional investors and investment funds could ultimately improve the trading liquidity of our common stock, which we believe would benefit all stockholders.
Decrease Price Volatility. The board of directors believes that the intended increase in the stock price as a result of the Reverse Stock Split could decrease price volatility, as currently small changes in the price of common stock result in relatively large percentage changes in the stock price.
Current and Future Equity Financing. As of the Record Date, we had approximately 178,953,168 authorized shares of common stock available for future issuance. The Company may need to raise equity capital to have the necessary cash resources to fund operations. A Reverse Stock Split would provide the Company with additional authorized but unissued shares of common stock available which would provide the board of directors with flexibility to use our common stock for business and/or financial purposes, as well as to accommodate the shares of our common stock to be authorized and reserved for future equity awards.
Certain Risks Associated with the Reverse Stock Split
There can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, including:
The Reverse Stock Split may not increase the price of common stock. Although the board of directors expects that the Reverse Stock Split will result in an increase in the price of our common stock, the effect of the Reverse Stock Split cannot be predicted with certainty. Other factors, such as our financial results, the clinical development of our product candidates, market conditions and the market perception of our business, may adversely affect the stock price. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefit described above, that the stock price will increase following the Reverse Stock Split or that the stock price will not decrease in the future.
The Reverse Stock Split will facilitate the sale of additional shares of common stock which will dilute the ownership interest of existing holders of our common stock. We may need to raise capital by issuing additional shares of common stock, to have the necessary cash resources to fund operations. We are authorized in our Certificate of Incorporation to issue up to a total of 200,000,000 shares of common stock. As of July 28, 2023, we had 15,190,376 issued shares (including treasury shares) and 178,953,168 shares available for future issuance. The Reverse Stock Split will reduce the number of issued shares of common stock and increase the shares of common stock available for future issuance by the Company. For example, if the board of directors adopts a 1-for-25 Final Ratio, the 15,190,376 shares of common stock issued (including treasury shares) as of July 28, 2023 prior to the Reverse Stock Split, will be reduced to approximately 607,615 issued shares of common stock (including treasury shares) post-Reverse Stock Split. In such a scenario, we would have 199,158,127 shares of common stock available for future issuance. All authorized but unissued shares that are not reserved for issuance would remain available for issuance by the board of directors to raise equity capital, at any time, at the board of directors’ discretion. If the board of directors were to authorize the issuance of any such shares, such issuances would dilute the ownership interests of existing holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk that our future offerings will dilute their stockholdings in us.
Following the Reverse Stock Split, a “short squeeze” due to a sudden increase in demand for shares of our common stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze may lead to extreme price volatility in the shares of our common stock. As a result of the Reverse Stock Split, the total issued shares of common stock (including treasury shares) will be reduced by the Final Ratio. For example, if the Board adopts a 1-for-25 Final Ratio, the 15,190,376 shares of common stock issued (including treasury shares) as of July 28, 2023 prior to the Reverse Stock Split will be reduced to approximately 607,615 issued shares of common stock (including treasury shares) post-Reverse Stock Split. Investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our common stock for delivery to lenders of our common stock. Those repurchases may, in turn, dramatically increase the price of shares of our common stock until additional shares of our common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again, following the Reverse Stock Split, lead to volatile price movements in shares of our common stock that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our common stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our common stock may rapidly decline.
The Reverse Stock Split could cause the market price of our common stock to decline due to the large number of shares of our common stock available for future sale. If the Reverse Stock Split Proposal is approved and the Reverse Stock Split is effectuated, more shares will be available for future issuance. For example, if the board of directors adopts a 1-for-25 Final Ratio, the number of issued shares of common stock (including treasury shares) of 15,190,376 as of July 28, 2023 prior to the Reverse Stock Split, will be reduced to approximately 607,615 issued shares of common stock (including treasury shares) post-Reverse Stock Split. In such a scenario, we would have 199,158,127 shares of common stock available for future issuance. Sales of substantial amounts of our common stock in the public market in future offerings or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future, at a time and price that we deem appropriate. In addition, the additional sale of our common stock by our officers or directors in the public market or the perception that these sales may occur, could cause the market price of our common stock to decline. Further, resales by the investors of our common stock could have a significant impact on the market price of our common stock. We may issue shares of our common stock or other securities from time to time as consideration for, or to finance, future acquisitions, investments, debt-for-equity exchanges or for other capital needs. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of our common stock.
The Reverse Stock Split may not result in a sustained increase in the market price of our common stock. Although the board of directors expects that the Reverse Stock Split will result in an initial increase in the price of our common stock, the sustained effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with certainty. Factors such as our financial results, the clinical development of our product candidates, market conditions and the market perception of our business, may adversely affect the market price of our common stock notwithstanding the approval of the Reverse Stock Split. In addition, the Company may need to raise equity capital to have the necessary cash resources to fund operations. Since January 1, 2023, the market price of our common stock has decreased from $0.90 to $0.57 on August 4, 2023. A declining market price of our common stock will decrease the amount of net cash proceeds the Company may raise in a financing in light of the limited amount of shares of common stock available for issuance by the Company. In addition, any sale of common stock by the Company may also adversely affect the market price of our common stock following the Reverse Stock Split. The continued downward pressure on the market price of our common stock may adversely affect the amount of net cash proceeds raised by the Company in any financing. As a result, a declining market price of our common stock may raise the likelihood that we would continue to, or will in the future, fail to comply with the Minimum Bid Price Requirement, which may ultimately result in the delisting of our common stock from the Nasdaq.
The Reverse Stock Split may decrease the trading market for common stock. Because the Reverse Stock Split will reduce the number of shares of common stock available in the public market, the trading market for common stock may be harmed, particularly if the stock price does not increase as a result of the Reverse Stock Split.
The Reverse Stock Split may leave certain stockholders with “odd lots.” The Reverse Stock Split may result in some stockholders owning “odd lots” of fewer than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a shareholder’s proportional ownership in the Company (subject to the treatment of fractional shares). However, should the overall value of common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of common stock held by you will also proportionately decrease as a result of the overall decline in value.
The board of directors considered all of the foregoing factors and determined that seeking stockholder approval for the Reverse Stock Split Proposal is in the best interests of the Company and the stockholders.
If the Reverse Stock Split Proposal is Not Approved
If the Reverse Stock Split Proposal is not approved, the Company may put the Adjournment Proposal to a vote in order to seek time to obtain sufficient votes in support of the Reverse Stock Split Proposal. If the Reverse Stock Split Proposal is not approved, the Company will abandon the amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split, although the Company may again, prior to the end of the compliance period (or second compliance period, if applicable) seek to obtain approval of a reverse stock split. In such case, it could significantly and negatively affect the Company’s ability to meet the Minimum Bid Price Requirement.
If the Reverse Stock Split Proposal is Approved
General. If the Reverse Stock Split Proposal is approved and implemented, the principal effects would be that (i) the shares of common stock owned by a shareholder would be combined into one share of common stock based on the Final Ratio, with any fractional shares being treated as addressed below, and (ii) the total number of issued shares of common stock (including treasury shares) would decrease based on the Final Ratio.
The following table contains approximate information, based on share information as of July 28, 2023 (the Record Date), relating to our issued shares of common stock (including treasury shares) based on the range of Reverse Stock Split ratios to be authorized by our stockholders, without giving effect to the treatment of fractional shares:
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued (including Treasury Shares)	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	200,000,000	15,190,376	5,856,456	178,953,168
Post-Reverse Stock Split 1:2	200,000,000	7,595,188	2,928,228	189,476,584
Post-Reverse Stock Split 1:10	200,000,000	1,519,037	585,645	197,895,318
Post-Reverse Stock Split 1:25	200,000,000	607,615	234,258	199,158,127
The Reverse Stock Split would be effected simultaneously for all of our common stock, and the reverse stock split ratio would be the same for all shares of common stock. The Reverse Stock Split would affect all of the holders of our common stock uniformly and would not affect any stockholder’s percentage ownership interests in the Company. Proportionate voting rights and other rights of the holders of common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares. Common stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. We will not issue any fractional shares as a result of the Reverse Stock Split as described below in the paragraph titled “Fractional Shares.” Each stockholder will hold the same percentage of common stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split other than the nominal effect of the treatment of fractional shares.
In addition, the Reverse Stock Split will not itself immediately affect our overall market capitalization, i.e., our market capitalization immediately before the Reverse Stock Split will be the same as immediately after the Reverse Stock Split, except as a result of the treatment of fractional shares as described below. However, if our trading price increases or declines over time following the Reverse Stock Split, we will have a higher or lower market capitalization depending on that trading price.

Exchange Act and Stock Listing. After the Effective Time, we would continue to be subject to periodic reporting and other requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the common stock would continue to be listed on Nasdaq under the symbol “FEMY.”
New CUSIP Number. After the Effective Time, the post-Reverse Stock Split shares of common stock would have a new CUSIP number, which is a number used to identify our equity securities.
Effectiveness of Reverse Stock Split. The Reverse Stock Split, if approved by stockholders, would become effective upon the date determined by the board of directors and upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. It is expected that this filing will take place shortly following the Special Meeting, assuming the stockholders approve the Reverse Stock Split Proposal. However, the exact timing of the filing of the Certificate of Amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split Proposal if, at any time before the Effective Time, the board of directors, in its sole discretion, determines that it is no longer in our and our stockholders’ best interests to proceed with the Reverse Stock Split Proposal.
Effect on the Company’s Stock Plans. As of July 28, 2023, we reserved approximately 1,041,818 shares of common stock in connection with our Plans and equity awards. Under the terms of the Company’s Plans, the Compensation Committee or the board of directors, as applicable , may, in its sole discretion, make equitable adjustments to the Plans in order to prevent dilution or enlargement of the benefits available under the Plans, which may include adjustments to the aggregate number and kind of shares that may be issued under the Plans, the number and kind of shares or other property (including cash) to be issued upon the vesting or exercise of an outstanding awards granted under the Plans and the purchase price thereof (as applicable). In accordance with such provisions in each of the Plans, upon implementation of the Reverse Stock Split Proposal, the Compensation Committee or the board of directors, as applicable, is expected to make certain equitable adjustments to the number of shares issuable upon the vesting of outstanding restricted stock units, per share exercise price and the number of shares issuable upon the exercise of stock options under the Plans and proportionately adjust the aggregate number of shares reserved for issuance and the aggregate number of shares that may be issued pursuant to equity stock options based on the Final Ratio determined by the board of directors. In addition, pursuant to the authority provided under the Plans, the Compensation Committee or the board of directors, as applicable, is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split Proposal, including any applicable technical, conforming changes to our Plans. The Compensation Committee or the board of directors will also determine the treatment of fractional shares subject to stock options and other outstanding awards under the Plans.
Effect on Authorized but Unissued Shares of Common Stock. Currently, we are authorized in our Certificate of Incorporation to issue up to a total of 200,000,000 shares of common stock. The total number of authorized shares of common stock will not change as a result of the Reverse Stock Split. As of July 28, 2023, we had 15,073,153 shares of common stock outstanding and 117,223 shares of common stock held in treasury. As described above, the Reverse Stock Split would have the effect of reducing the number of outstanding shares of common stock, the number of shares of common stock held in treasury, and the number of shares of common stock reserved for issuance pursuant to our stock plans. Therefore, because the total number of authorized shares of common stock will not change as a result of the Reverse Stock Split, upon the effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or reserved for issuance would increase. All authorized but unissued shares that are not reserved for issuance would remain available for issuance by the board of directors for general corporate purposes, at its discretion, without stockholder approval. If the board of directors were to authorize the issuance of any such shares, such issuances could dilute the ownership interests of holders of common stock and may also cause a decline in the trading price of our common stock.
Effect on Preferred Stock. The Reverse Stock Split will not affect the authorized number or par value of the shares of preferred stock of the Company (the “Preferred Stock”), which will remain at 10,000,000 and $0.001, respectively.
Effect on Common Stock Warrants. If the Reverse Stock Split is effected, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of warrants to purchase common stock into shares of common stock. This will result in approximately the same aggregate price being required to be paid under such securities upon exercise or conversion, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately adjusted based on the Final Ratio, subject to our treatment of fractional shares.
Potential Anti-Takeover Effect. This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of common stock vis-à-vis the outstanding shares of common stock and could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the Reverse Stock Split Proposal providing for the Reverse Stock Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend to the board of directors and stockholders a series of amendments to the Company’s Certificate of Incorporation. Other than the Reverse Stock Split Proposal for the Reverse Stock Split, the board of directors does not currently contemplate recommending the adoption of any other amendments to the Company’s Certificate of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of the Company.
Fractional Shares. To avoid having any fractional shares of common stock (i.e., less than one full share of common stock) outstanding as a result of the Reverse Stock Split, no fractional shares will be issued in connection with the Reverse Stock Split. Instead, we will issue one full share of the post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the process; provided that fractional shares of common stock subject to outstanding equity awards shall be aggregated until, and eliminated at, the time of exercise or settlement by rounding-down for fractions that are less than one-half and rounding-up for fractions that are equal to or greater than one-half, in each case, unless otherwise determined by the Compensation Committee or the board of directors, as applicable, or as otherwise required by applicable law. Each holder of shares of common stock will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.
Effect on Par Value; Reduction in Stated Capital. The Reverse Stock Split will not affect the par value of our Common Stock and preferred stock, which will remain at $0.001 per share of Common Stock and $0.001 per share of preferred stock. As a result, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of Common Stock multiplied by the aggregate number of shares of Common Stock issued (including treasury shares), will be reduced in proportion to the Final Ratio selected by the board if directors. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Common Stock, will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.
No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares of common stock following the proposed Reverse Stock Split, the board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
No Appraisal or Dissenter’s Rights. Under Delaware law, holders of common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split Proposal.
Effect on Registered and Beneficial Holders. If the Reverse Stock Split is effected, we intend to treat beneficial holders (i.e., stockholders who hold their shares in “street name” through a bank, broker or other nominee) in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker or other nominee and who have questions in this regard are encouraged to contact their banks, brokers or other nominees.
Effect on Registered Book-Entry Holders. Some of our registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders do not have stock certificates evidencing their ownership of common stock. Instead, they are provided with a statement reflecting the number of shares registered in their accounts. If you hold shares in book-entry form, you do not need to take any action following the Effective Time in order for your shares to be adjusted to reflect the Reverse Stock Split, subject to the treatment of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold following the Effective Time.
Reservation of Right to Abandon the Reverse Stock Split Proposal
The board of directors reserves the right to abandon the Reverse Stock Split Proposal without further action by our stockholders at any time before the Effective Time, even if stockholders approve such amendment at the Special Meeting. By voting in favor of the Reverse Stock Split Proposal, stockholders are also expressly authorizing the board of directors to determine not to proceed with, and abandon, the Reverse Stock Split Proposal if it should so decide.
Interests of Directors and Executive Officers
Certain of our officers and directors have an interest in the Reverse Stock Split Proposal as a result of their ownership of shares of common stock. However, we do not believe that our officers or directors have interests in the Reverse Stock Split Proposal that are different than or greater than those of any of our other stockholders.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a discussion of material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below) that hold shares of Femasys common stock as capital assets for U.S. federal income tax purposes.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders who may be subject to special tax treatment under the Code, including, without limitation dealers or traders in securities, commodities or foreign currency; banks, thrifts, insurance companies, and other financial institutions; traders that mark-to-market their securities; tax-exempt organizations or governmental organizations; regulated investment companies; real estate investment trusts; tax-deferred or other retirement accounts; persons whose functional currency is not the U.S. dollar; persons who hold Femasys common stock as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction; persons who hold or receive Femasys common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation; any entity or arrangement that is a partnership or other pass-through entity for U.S. federal income tax purposes; “expatriated entities”; or certain former citizens or long-term residents of the United States.
This discussion is based on the Internal Revenue Code of 1986 (the “Code”), U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Services (the “IRS”) in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, or differing interpretations. Any such change may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below. Femasys has not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with these statements and conclusions. The effects of other U.S. federal tax laws, such as estate and gift tax laws and the alternative minimum tax and the 3.8% tax on net investment income.
The state and local tax consequences of a reverse stock split may vary as to each U.S. Holder, depending on the jurisdiction in which such U.S. Holder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all U.S. Holders. U.S. Holders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences to them of the reverse stock split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Femasys common stock that, for U.S. federal income tax purposes, is or is treated as:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation for U.S. federal income purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold Femasys common stock through such entities. If a partnership (or other entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of Femasys common stock, the U.S. federal income tax treatment of a partner or member in such partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity and its partners or members. Partnerships or other pass-through entities or arrangements holding Femasys common stock and partners or members in such entities or arrangements are urged to consult their own tax advisors.
Tax Consequences of the Reverse Stock Split
The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes under Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder of shares of Femasys common stock should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in shares of Femasys common stock received in the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of Femasys common stock exchanged in the Reverse Stock Split. In addition, each U.S. Holder’s holding period for the shares of Femasys common stock the U.S. Holder receives in the Reverse Stock Split should include the U.S. Holder’s holding period for the shares of Femasys common stock exchanged in the Reverse Stock Split. U.S. Holders of shares of Femasys common stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.
Information Reporting and Backup Withholding
A U.S. Holder of shares of Femasys common stock may be subject to information reporting and backup withholding in connection with the Reverse Stock Split, unless the U.S. Holder is an exempt recipient. Backup withholding generally will apply to such payments if the U.S. Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Each U.S. Holder of shares of Femasys common stock should properly complete and sign, and deliver, an IRS Form W-9 in order to provide the information and certification necessary to avoid backup withholding, or otherwise establish an applicable exemption in a manner acceptable to the paying agent. U.S. Holders of shares of Femasys common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Required Vote
Approval of the Reverse Stock Split Proposal will be obtained if the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes “AGAINST” the proposal.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 2

THE ADJOURNMENT PROPOSAL
If at the Special Meeting the number of shares of common stock present or represented and voting in favor of the Reverse Stock Split Proposal is insufficient to approve the proposal, our management may move to adjourn the Special Meeting in order to enable the board of directors to continue to solicit additional proxies in favor of the Reverse Stock Split Proposal. In that event, you will be asked to vote only upon the Adjournment Proposal and not on the Reverse Stock Split Proposal.
In this proposal, we are asking you to authorize the holder of any proxy solicited by the board of directors to vote in favor of adjourning the Special Meeting. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal, including the solicitation of proxies from stockholders that have previously voted against the proposal. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the Reverse Stock Split Proposal have been received, we could adjourn the Special Meeting without a vote on the Reverse Stock Split Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the Reverse Stock Split Proposal.
Required Vote
Approval of the Adjournment Proposal will be obtained if the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes “AGAINST” the proposal.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

VOTING SECURITIES AND PRINCIPAL HOLDERS
The following table sets forth information with respect to the beneficial ownership of our common stock, as of July 28, 2023 by:
•	each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.
Percentage ownership of our common stock is based on 15,073,153 shares of our common stock outstanding on July 28, 2023, which excludes treasury shares. Unless noted otherwise, the address of all listed stockholders is 3950 Johns Creek Court, Suite 100, Suwanee, Georgia 30024.
	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
Named executive officers and directors:
Kathy Lee-Sepsick(1)	848,292	5.45%
Daniel Currie(2)	256,933	1.69%
Dov Elefant(3)	229,700	1.50%
Charles Larsen(4)	39,976	*
Keith Kendall	—	—
Alistair Milnes	—	—
Anne Morrissey(5)	8,500	*
Edward Uzialko, Jr.(6)	1,225,906	8.13%
Wendy Perrow(7)	14,167	*
All executive officers and directors as a group (10 individuals)	2,623,474	16.39
*	Less than 1%.
(1)
Consists of 277,778 shares owned, 72,223 shares held by the Lee-Sepsick Family Trust, and 498,291 shares issuable upon exercise of outstanding stock options that are exercisable withing 60 days of July 28, 2023, of which all are vested as of such date.

(2)
Consists of 66,667 shares owned, 22,223 shares held by the Currie Family Trust, 742 shares held by Mr. Currie’s spouse, and 167,301 shares issuable upon exercise of outstanding stock options that are exercisable withing 60 days of July 28, 2023, of which all are vested as of such date.

(3)	Consists of 229,700 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days of July 28, 2023, of which all are vested as of such date.
(4)	Consists of 8,500 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days of July 28, 2023, of which all are vested as of such date.
(5)	Consists of 8,500 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days of July 28, 2023, of which all are vested as of such date.
(6)
Consists of 1,187,231 shares owned, 30,175 shares owned by Mr. Uzialko’s spouse and 8,500 shares issuable upon exercise of outstanding stock options that are exercisable withing 60 days of July 28, 2023, of which all are vested as of such date.

(7)	Consists of 14,167 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days of July 28, 2023, of which all are vested as of such date.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”
Brokers with account holders who are Femasys stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Femasys that you no longer wish to participate in householding.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Femasys Inc., 3950 Johns Creek Court, Suite 100, Suwanee, GA 30024 or (3) contact our Investor Relations department by email at ir@femasys.com or by telephone at (770) 500-3910. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
OTHER MATTERS
According to our Bylaws, no matters may properly be brought before the Special Meeting, except as specified in the Notice of Special Meeting of Shareholders.
If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may also contact us at:
Femasys Inc.
3950 Johns Creek Court,
Suite 100
Suwanee, GA 30024
Attention: Investor Relations Dept.
Email: ir@femasys.com
These documents are also available in the Investor Relations section of our website at https://ir.femasys.com/overview/.

ANNEX A
FORM OF CERTIFICATE OF AMENDMENT
OF THE
ELEVENTH AMEDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FEMASYS INC.
Femasys Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
FIRST: Effective upon the filing of this amendment to the Corporation’s Eleventh Amended and Restated Certificate of Incorporation (the “Effective Time”), each [•]* shares of common stock, par value $0.001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number.
SECOND: The Board of Directors of the Corporation duly adopted resolutions approving the following amendment to the Corporation’s Eleventh Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and providing for the consideration of such amendment at a special meeting of stockholders of the Corporation.
THIRD: On [•], the special meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares required by statute were voted in favor of the amendment.
FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, this Certificate of Amendment of the Eleventh Amended and Restated Certificate of Incorporation has been executed as of this [•] day of [•], 2023.
FEMASYS INC.

By:
Name:
Title:
*
This amendment approves the Reverse Stock Split of the Corporation’s Common Stock, at a ratio in the range of 1-for-2 to 1-for-25. By approving this amendment, the stockholders of the Corporation would be deemed to approve any ratio within the range referred to above as determined by the board of directors in its sole discretion.

A-1

femasys®

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O FEMASYS INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V21568-S72050

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FEMASYS INC.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V21569-S72050

FEMASYS INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
SEPTEMBER 6, 2023

The stockholder(s) hereby appoint(s) Kathy Lee-Sepsick and Dov Elefant, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Femasys Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM EDT on Wednesday, September 6, 2023, at the offices of Femasys Inc. at 3950 Johns Creek Court, Suite 100, Suwanee, Georgia 30024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side